Exhibit 32.1

Informational Addendum to Annual Report on Form 10-K

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Not Filed Pursuant to the Securities Exchange Act of 1934

The undersigned Chairman of the Board, President and Chief Executive Officer of Geospace Technologies Corporation does hereby certify as follows:

Solely for the purpose of meeting the requirements of Section 906 of the Sarbanes-Oxley Act of 2002, and solely to the extent this certification may be applicable to this Annual Report on Form 10-K, the undersigned hereby certifies that this Annual Report on Form 10-K fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in this Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Geospace Technologies Corporation.

/s/ Gary D. Owens
Name: Gary D. Owens
Title: Chairman of the Board, President and Chief Executive Officer
November 22, 2013